REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Global Equity Long/Short Master Fund:
We have audited the accompanying statement of assets and liabilities of Global Equity Long/Short Master Fund (the Fund), including the schedule of investments, as of March 31, 2012, and the related statements of operations, cash flows, and changes in net assets for the period then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2012, by correspondence with the custodian, management of the investment funds and others. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund at March 31, 2012, the results of its operations and its cash flows for the period then ended, and the changes in its net assets for the period then ended, in conformity with U.S. generally accepted accounting principles.


/s/ Ernst & Young LLP
Raleigh, North Carolina
May 30, 2012